UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________
FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 22, 2016
Date of Report (Date of earliest event reported)

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IMMERSION CORPORATION
(Exact name of Registrant as specified in its charter)
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Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
(408) 467-1900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying Exhibit shall not be deemed to be incorporated by reference into any filing with the Securities and Exchange Commission made by Immersion Corporation (“Immersion”) whether before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.
On February 25, 2016, Immersion issued a press release announcing certain of its financial results for the quarter and year ended December 31, 2015. The press release is attached to this report as Exhibit 99.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
  On February 22, 2016, Paul Norris, Immersion’s Chief Financial Officer, announced his retirement effective February 26, 2016. Mr. Viegas has been appointed as Interim Chief Financial Officer until such time as a successor can be found.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated February 25, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION
Date: February 25, 2016	By:	/s/ Paul Norris
		Name:	Paul Norris
		Title:	Chief Financial Officer